Exhibit 99.2

Press Release

RODMAN & RENSHAW CAPITAL GROUP, INC. AND HUDSON HOLDING

CORPORATION ANNOUNCE STRATEGIC MERGER

Combination will expand and diversify Rodman’s product and service offerings strengthening its position as a leading investment bank for growth companies

Jersey City, NJ – January 5, 2011: Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) “Rodman” and Hudson Holding Corporation (OTCBB:HDHL) “Hudson” today announced that they have entered into a definitive merger agreement pursuant to which Rodman will acquire Hudson. An investor and analyst conference call has been scheduled for today, January 5, 2011 at 11 am (Eastern Standard Time) to discuss this development.

The terms of the merger agreement, approved by the boards of both companies, provides for each Hudson share to be exchanged for 0.0338 shares of Rodman common stock. The deal is valued at approximately $7 million, based upon a $2.69 valuation per share of Rodman’s stock. The exchange ratio and aggregate merger consideration are subject to adjustment, up or down, based upon the net liquid assets of Hudson at the effective time of the merger. The transaction, which is expected to close in the second quarter of 2011, is subject to Hudson stockholder approval, FINRA approval and other customary closing conditions.

Based upon each company’s most recent trailing twelve month results for the period ended September 30, 2010, the combined entity would have estimated sales and trading and investment banking revenue of approximately $130 million. Hudson generated approximately $34 million of sales, trading and commission revenue and approximately $2 million of investment banking revenue during the twelve month period ended September 30, 2010 and Rodman generated approximately $90 million of investment banking revenue and approximately $4 million of commission (sales and trading) revenue for the twelve months ended September 30, 2010.

For the twelve months ended December 31, 2010, Rodman announced that it generated approximately $87 million of investment banking revenue and approximately $4 million of commission revenue, including approximately $22 million of investment banking revenue and approximately $1 million of commission revenue in the fourth quarter of 2010.

The acquisition of Hudson is expected to bring substantial diversification to Rodman’s business platform through Hudson’s sales and trading franchise. Hudson currently makes markets in over 12,000 stocks, serving as a liquidity provider to over 400 institutions, hedge funds, and asset managers, complementing its 200 broker-dealer clients. In addition to being a top market maker in small cap stocks, Hudson’s product offering includes global execution capabilities in over 30 markets around the world, a full-service equity derivatives desk, expertise in trading distressed equities, commission management and client DMA (direct market access). The acquisition of Hudson will also enhance Rodman’s premier research franchise, expanding coverage to key sectors including transportation, gaming, leisure, wireless technology and industrials. On a combined basis Rodman will provide coverage on over 280 companies.

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Headquartered in New York City, on a combined basis Rodman will also have offices in Jersey City, NJ, Norwalk, CT, Boston, MA, Chicago, IL, Cleveland, OH, Houston, TX, Boca Raton, FL and Tinton Falls, NJ.

Substantial operating cost savings and efficiencies are expected to be achieved following a transition and integration period. As a result, Rodman expects the transaction to be neutral to earnings by the fourth quarter of 2011 and accretive in 2012.

Rodman will also benefit as a result of senior executives of Hudson joining Rodman. Upon the completion of the transaction, Anthony Sanfilippo, currently Hudson’s chief executive officer, will become president of Rodman and a member of its board of directors. In addition, Ajay Sareen, currently Hudson’s chief administrative officer, will become Rodman’s chief operating officer. Each will report to Edward Rubin, Rodman’s chief executive officer.

Edward Rubin, Rodman’s chief executive officer commented, “The strategic acquisition of Hudson expands Rodman’s product and service offerings, substantially enhances our business platform and diversifies our revenue base. This has been a primary goal of Rodman and is consistent with the other initiatives we have completed over the past several years. The acquisition will combine Rodman’s leadership in the PIPE and Registered Direct transaction market and strong capabilities in underwritten transactions with Hudson’s substantial presence in sales and trading in growth equities. We expect to leverage the acquisition by expanding the combined platform’s market making and trading capabilities and to enhance our client service ability by hiring seasoned sales and trading professionals so that we can broaden our current product distribution and expand into new markets. I am also extremely excited that Tony Sanfilippo and Ajay Sareen will be joining our executive leadership team and I look forward to welcoming their Hudson colleagues to the Rodman family. Tony and Ajay have over 50 years of combined experience in building sales and trading platforms including at Knight and Jefferies.”

Anthony Sanfilippo, chief executive officer of Hudson added, “I am very excited by the proposed transaction and joining Rodman’s leadership team. Bringing Hudson’s notable sales and trading platform and industry experience to the Rodman business platform will enhance the scope of products and services we can offer to our combined client base. Both Rodman and Hudson serve as liquidity providers for small-cap companies and the combination will facilitate our ability to bring complimentary products and services to our clients. We could not have sought a better partner in terms of corresponding skills, culture and future vision and we look forward to creating the leading investment bank for growth companies.”

New Century Capital Partners, Inc. is serving as the exclusive financial advisor to Hudson and has provided a fairness opinion to Hudson’s board of directors.

Conference Call Information

In conjunction with today’s announcement, Rodman and Hudson senior management will host a conference call at 11:00 am Eastern Standard Time today, hosted by Mr. Edward Rubin, Chief Executive Officer of Rodman and Mr. Anthony Sanfilippo, Chief Executive Officer of Hudson.

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Investors and analysts can participate in the conference call by dialing 1-877-407-8033 (United States) or 1-201-689-8033 (International).

The conference will be replayed in its entirety beginning at approximately 3:00 pm Eastern Standard Time on January 5, 2011, through to 11:59 pm Eastern Standard Time on January 12, 2011. If you wish to listen to the replay of this conference call, please dial 1-877-660-6853 (United States) or 1-201-612-7415 (International) and use Account #286, Conference # 364438.

The conference call will also be simultaneously broadcast live over the Internet, as well as for replay, and can be accessed through the webcasts and presentations tab of the investor relations section of the Rodman & Renshaw Capital Group, Inc. website located at www.rodm.com or on the Hudson Holding Corporation website located at www.hudsonholdingcorp.com. Please allow for some time following the completion of the conference call to access the archive of the Webcast. Allow for time prior to the conference call Webcast to visit the web site and download the streaming media software required to listen to the Internet broadcast.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. Rodman also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent in terms of deal volume of PIPE and RD financing transactions completed every year since 2005.

For more information visit Rodman & Renshaw on the Internet at www.rodm.com.

About Hudson Holding Corporation

Hudson Holding Corporation (OTCBB:HDHL) the parent of Hudson Securities, Inc., provides a full range of corporate finance, advisory, and capital markets services and institutional equity research focused on the small- and mid-cap marketplace. Hudson Securities is dedicated to meeting the liquidity needs of its clients by making markets in over 12,000 U.S. and foreign securities and providing execution solutions.

MEMBERS FINRA, SIPC

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release that relate to Rodman’s or Hudson’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the

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meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Rodman and Hudson intend that all such statements be subject to the “safe harbor” provisions of those Acts. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain stockholder approval and adoption of the merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory and court approvals; (3) the failure of the transaction to close for any other reason; (4) the possibility that the integration of Hudson’s business and operations with those of Rodman may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Hudson’s or Rodman’s existing businesses; (5) the challenges of integrating and retaining key employees; (6) the effect of the announcement of the transaction on Rodman’s, Hudson’s or the combined company’s respective business relationships, operating results and business generally; (7) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (8) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (9) the challenges of maintaining and increasing revenues on a combined company basis following the close of the merger; (10) diversion of management’s attention from ongoing business concerns; (11) general competitive, economic, political and market conditions and fluctuations; (12) actions taken or conditions imposed by the United States and foreign governments; (13) adverse outcomes of pending or threatened litigation or government investigations; (14) the impact of competition in the industries and in the specific markets in which Rodman and Hudson, respectively, operate; (15) Rodman’s projected 2010 year end and fourth quarter results; and (16) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus to be mailed to Hudson’s stockholders and in Rodman’s and Hudson’s respective filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s website located at www.sec.gov, including the sections entitled “Risk Factors” in Rodman’s Form 10-K for the fiscal year ended December 31, 2009, and “Risk Factors” in Hudson’s Form 10-K for the fiscal year ended March 31, 2010. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information

In connection with the proposed merger, Rodman will file a registration statement on Form S-4 containing a proxy statement of Hudson that also constitutes a prospectus of Rodman and other relevant documents relating to the merger of Hudson with the SEC. Rodman and Hudson stockholders are urged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus that will be part of the registration

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statement, because they will contain important information about Rodman, Hudson and the proposed transaction. The final proxy statement/prospectus will be mailed to stockholders of Hudson. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Rodman and Hudson, without charge, at the SEC’s website (www.sec.gov). Free copies of Rodman’s SEC filings are also available on Rodman’s website (www.rodm.com), and free copies of Hudson’s SEC filings are available on Hudson’s website (www.hudsonholdingcorp.com). Free copies of Rodman’s filings also may be obtained by directing a request to Rodman’s CFO by phone to (212) 356-0500 or in writing to Rodman & Renshaw Capital Group, Inc., Attention: CFO, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020. Free copies of Hudson’s filings also may be obtained by directing a request to Hudson’s Investor Relations by phone to (201) 216-0100, or in writing to Hudson Holdings Corporation, 111 Town Square Place, Suite 1500A, Jersey City, NJ 07310 Attention: CEO.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

Rodman, Hudson and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of Hudson with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transaction. Information regarding Rodman’s directors and executive officers is also available in Rodman’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on March 26, 2010. Information regarding Hudson’s directors and executive officers is also available in Hudson’s Annual Report on Form 10-K filed with the SEC on June 29, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov.

Contact Information

Rodman & Renshaw Capital Group, Inc.

David Horin, CFO

Phone:	1-212-356-0500
Email:	dhorin@rodm.com

Hudson Holding Corporation

Anthony Sanfilippo, CEO

Phone:	1-201-216-0100
Email:	asanfilippo@hudsonsecurities.com